EXHIBIT 32.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Inter-Tel (Delaware), Incorporated (“Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006 (“Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ NORMAN STOUT
Date: April 30, 2007	Norman Stout Director and Chief Executive Officer (Principal Executive Officer)

/s/ KURT R. KNEIP
Date: April 30, 2007	Kurt R. Kneip,
Senior Vice President and Chief Financial Officer (Principal Financial Officer)